UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2018
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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Item 3.03       Material Modification to Rights of Security Holders

On June 22, 2018, Uranium Energy Corp. (the "Company") and holders of the Company's 2,850,000 common share purchase warrants that were issued on June 25, 2015 (the "2015 Warrants") agreed to extend the exercise period of the 2015 Warrants an additional ninety-one (91) days from June 25, 2018 to September 24, 2018. Also on June 22, 2018, the Company filed a Prospectus Supplement Amendment for the sole purpose of disclosing this extension of the exercise period of the 2015 Warrants. The Prospectus Supplement Amendment does not provide for any new sale of securities of the Company.

The 2015 Warrants were originally issued as part of a registered direct offering that closed on June 25, 2015, and are described in the Prospectus Supplement filed by the Company on March 10, 2017 and the Current Report on Form 8-K filed by the Company on June 25, 2015. The currently outstanding 2015 Warrants are exercisable for the purchase of 2,850,000 shares of the Company's common stock (each, a "Warrant Share") at an exercise price of $2.35 per Warrant Share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: June 22, 2018.	By: /s/ Pat Obara Pat Obara, Secretary and Chief Financial Officer

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